Exhibit 10.12(a) - Acquisition Agreement - BioProgess (UK)

An AGREEMENT dated this 19th day of November, 1997.  BETWEEN:

(1) BIOPROGRESS TECHNOLOGY INTERNATIONAL, INC., (the Company), a company registered in Nevada, United States of America, having offices situate at 1999 Broadway, Suite 3235, Denver, Colorado 80202. (2) THE JADE PARTNERSHIP INTERNATIONAL, INC., (JPI) a company registered in Delaware and having offices situate at 9055 Huntcliff Trace, Atlanta, Georgia 30350. (3) BARRY JOHN MUNCASTER (BJM) an individual residing at 8 Burling Walk, Milton, Cambs., CB4 6DX, England. (4) MALCOLM DAVID BROWN (MDB) an individual residing at 87 The Lammas, Mundford, Norfolk IP26 5DS England. (5) JAMES TIMOTHY CHAPMAN LONGLEY
(JTCL) an individual residing at 33B Marryat Square, Wyfold Road, London 5W6 6UA, England. (6) EDWARD ZBIGNEW NOWAK (EZN) an individual residing at 4 Davey Close, Impington, Cambs., England. (7) JOE MUNCASTER (JM) an individual residing at 8 Burling Walk, Milton, Cambs., CB4 6DX, England.

WHEREAS: (A) The Company wishes to purchase for valuable consideration an option (the Option as hereinafter defined) to acquire all shares beneficially owned by the other parties hereto in BioProgress Technology Limited (BTL), a company registered in England, and upon the terms and conditions set forth herein. (B) Each of JPI, BJM, MDB, JTCL, EZN and JM wish to grant to the Company an option to acquire all shares beneficially owned respectively by them in BTL. BJM, MDB, JTCL and EZN are the only Directors of BTL and individually and collectively they wish to give the Company their irrevocable undertaking to recommend to all shareholders in BTL the offer (the Offer as hereinafter defined) to be submitted by the Company at the time it exercises the Option granted hereunder. JPI owns a beneficial interest in the controlling number of shares of BTL and JPI wishes to grant BTI an option to acquire such interest.

1. OPERATIVE PROVISIONS In this Agreement, the following terms shall have the following meanings unless the context otherwise requires: Effective Date - The date hereof. Completion - Exercise of the Option by the Company and exchange, delivery and registration of the Consideration Shares and exchange, delivery and registration of the BTL Shares. Option - An option to purchase one share of common stock in BTL by way of a share exchange for one and one-half shares of common stock in the Company Exercise Date - 30 June, 1998. Offer - An offer submitted in writing by the Company to all registered shareholders in BTL at the time said offer is made and which offers to purchase by way of a share exchange all shares of common stock beneficially owned by said shareholders on the same terms and conditions as the Option. Consideration Shares - Ordinary shares of common stock in the Company which shall be delivered to the Vendors in exchange for shares of common stock in BTL pursuant to the Offer. BTL Shares - Those shares of BTL owned by the Vendors or in which they have a beneficial interest. Agreement - This Agreement. Vendors - Collectively, JPI, BJM, MDB, DB, JTCL, EZN and JM. Authorised Vendor - JPI.

1.2 Number and Gender Terms: In construing this Agreement, feminine or neuter pronouns shall be substituted for those masculine in form and vice versa in any place where the context so requires, and plural terms shall be substituted for singular and singular for plural in any place where the context so requires.

2.  GRANT OF OPTION

2.1 The Vendors do individually and collectively hereby grant to the Company the Option to purchase the BTL Shares.

3.  CONSIDERATION

3.1 Consideration for this Agreement shall be the mutual undertakings hereby given and received, the sufficiency of which is hereby acknowledged by the Parties.

4.  AUTHORISED VENDOR

4.1 The Vendors hereby nominate and authorise JPI to act as their Authorised Vendor in all matters relating to the subject matter of this Agreement, and to execute, sign and deliver all documents as may be required and to perform all acts and to do all things deemed necessary by JPI in order to properly and effectively deliver the obligations of the Vendors hereunder, and the Vendors do hereby irrevocably appoint and constitute JPI as the Vendors' true and lawful attorney with full power (in the name of the Vendors or otherwise) to execute the documents referred to earlier in this clause for the purpose of securing and putting into effect the intent of this Agreement such authority and appointment shall take effect as an irrevocable appointment pursuant to the Powers of Attorney Act 1971 Section 4.

4.2 The Vendors do hereby collectively and individually covenant with and undertake with JPI to indemnify JPI and to hold JPI free from any and all claims and liabilities, whether actual or contingent, and no matter how arising related to JPI's appointment as Authorised Vendor.

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5.  EXERCISE OF OPTION

5.1 The Company may, at any time on or before close of business on the Exercise Date, exercise the Option in the following manner:

5.1.1 by notice in writing to the Vendors; and,

5.1.2 by delivery of the  Consideration  Shares in  accordance  with Schedule 1;
and,

5.1.3 by registering the Consideration Shares in the names of the Vendors; and,

5.1.4 by contemporaneously delivering the Offer to all registered and beneficial owners of BTL's common stock as shall be registered at the time the Offer is made.

5.2 Upon satisfaction of the provisions of sub-clause 5.1, and subject to the provisions of Clause 6, the Vendors shall deliver to the Company the BTL Shares, along with a signed stock transfer form in respect of the full amount of shares held by them.

5.3 Upon satisfaction of the provisions of sub-clause 5.1, BJM, MDB, JTCL and EN shall deliver to all registered shareholders of common stock in BTL, save for the Vendors, a letter prepared on behalf of the board of directors of BTL unanimously recommending acceptance of the Offer.

6.  CONDITIONS PRECEDENT OF THE VENDORS

6.1 Completion shall be subject to the following conditions precedent:

6.1.1 The Company shall deliver to the Vendors a copy of its latest audited financial statements and management accounts in respect of any whole calendar month following completion of its audited financial statements, and following a review thereof, the Vendors shall have the right, at their sole discretion, to terminate this Agreement without liability or recourse if the Vendors determine such audited financial statements or management accounts to be unsatisfactory for any reason; and,

6.1.2 during the term of this Agreement the Company shall at all times have available under the absolute control of its directors such number of authorised shares of its common stock as shall be required to effect Completion; and,

6.1.3 the Company shall not have created or allowed to persist any class of stock other than common shares; and,

6.1.4 save for the provisions of sub-clause 6.1.5, the maximum number of shares of common stock in the Company which shall be issued and outstanding immediately prior to Completion shall be FIVE MILLION (5,000,000), and at Completion the Company shall not have entered into any agreement with any third party which would conflict with the provisions of this sub-clause had such agreement been exercised or made effective; and,

6.1.5 the Company shall have completed or shall be in a position to complete at Completion the sale of such number of shares of its common stock at a price not less than FIVE DOLLARS ($5) per share so as to generate the sum of FOUR MILLION DOLLARS ($4,000,000) net of all costs, expenses, commissions and fees paid or incurred relative thereto.

6.2 The Vendors may, at their sole discretion, waive, amend, vary or otherwise agree to change any or all of the conditions precedent set forth in this Clause 6.

7  CONDITIONS PRECEDENT OF THE COMPANY

7.1 Completion shall be subject to the following conditions precedent:

7.1.1 BTL shall deliver to the Company a copy of its latest audited financial statements and management accounts in respect of any whole calendar month following completion of its audited financial statements, and following a review thereof, the Company shall have the right, at its sole discretion, to terminate this Agreement without liability or recourse if it determines such audited financial statements or management accounts to be unsatisfactory for any reason; and,

7.1.2 BTL shall not have created or allowed to persist any class of stock other than common shares; and,

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7.1.3 the maximum  number of shares of common stock in BTL which shall be issued and outstanding at Completion shall be TEN MILLION ONE HUNDRED THOUSAND (10,100,000), and at Completion BTL shall not have entered into any agreement with any third party which would conflict with the provisions of this sub-clause had such agreement been exercised or made effective.

7.2 BTL may, at its sole discretion, waive, amend, vary or otherwise agree to change any or all of the conditions precedent set forth in this Clause 7.

8.  TERM AND TERMINATION

8.1 This Agreement shall be in effect from the Effective Date through close of business on the Exercise Date.

8.2 In the event that for any or no reason the Company fails to exercise the Option in accordance with the provisions of this Agreement, in full and on time, time being of the essence, then this Agreement shall forthwith lapse and shall cease to be of any effect without liability of any party to any other party hereto.

9.  GENERAL

9.1 This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective legal successors but shall not otherwise be assignable by any party without the written consent of the other party, such consent not to be unreasonably withheld.

9.2 No variation or amendment of this Agreement shall bind any party unless made in writing and agreed to in writing by duly authorised representatives of the parties.

9.3 Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision hereof shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Agreement.

9.4 The headings in this Agreement are for convenience only and are not intended to have any legal effect.

9.5 A failure by any party hereto to exercise or enforce any rights conferred upon it by this Agreement shall not be deemed to be a waiver of any such rights or operate so as to bar the exercise or enforcement thereof at any subsequent time or times.

9.6 This Agreement contains the whole agreement between the parties and supersedes any and all prior written or oral agreement(s) between them in relation to its subject matter.

9.7 This Agreement may be executed in seven (7) counterparts, each of which shall be deemed an original, but which together shall be deemed to constitute one (1) and the same agreement.

9.8 Time shall be of the essence throughout this Agreement.

10.  NOTICES

10.1 Any and all notices required or permitted hereunder shall be in writing and sent to the intended recipient at its address set forth herein, either by registered or certified mail, return receipt requested, postage prepaid, facsimile transmission (and any such notice shall be confirmed promptly thereafter by personal delivery or mailing in accordance with the other provisions of this Clause, but such confirmation delivery shall not affect the date on which such notice shall have been given), overnight delivery service, or personal delivery. Each such notice shall be effective (i) if given by mail, as of three (3) business days after such notice or communication is deposited in the United States Mail, (ii) if given by facsimile communication, as of the date on which such notice is transmitted to the facsimile number herein specified below, (iii) if sent for overnight delivery via Federal Express or other reputable national overnight delivery service, one (1) business day after such notice or delivery is entrusted to such service, with recipient signature required, or (iv) if personally delivered, when delivered at the address of the intended recipient. Any party may change the address or facsimile number to which notices or other communications hereunder are to be delivered or sent by giving the other party notice in the manner set forth herein. Any notice required to be made within a stated period of time shall be considered timely mailed if deposited before midnight of the last day of the stated period.

(a) If to the Vendors: The Jade Partnership International, Inc., 9055 Huntcliff Trace, Atlanta, GA 30350; Facsimile: (+01) 770 594 8613; and (b) If to the
Company: Mark Pierce, 4221 E. East Pontatoc Canyon Drive, Tucson, Arizona 85718,
Facsimile: (+01) 520 529 6799

16.  GOVERNING LAW

16.1 This Agreement shall be governed by and construed in accordance with the laws of England and Wales and the parties do hereby submit themselves exclusively to this jurisdiction.


AS WITNESS the hands of the parties the day and year first written above.

Signed:______________________________
Duly authorised for and on behalf of

BIOPROGRESS TECHNOLOGY, INC.

Signed:______________________________

Duly authorised for and on behalf of

THE JADE PARTNERSHIP INTERNATIONAL, INC.

Signed:______________________________
BARRY JOHN MUNCASTER

Signed:______________________________
MALCOLM DAVID BROWN

Signed:______________________________
JAMES TIMOTHY CHAPMAN LONGLEY

Signed:______________________________
EDWARD ZBIGNEW NOWAK

Signed:______________________________
JOE MUNCASTER

     Exhibit 10.12(b) - Amendment to Acquisition Agreement - BioProgess (UK)

An AGREEMENT dated this 30th day of June 1998, between:

BIOPROGRESS TECHNOLOGY INTERNATIONAL, INC., (BTI), a corporation registered in the State of Nevada, having offices at 1999 Broadway, Suite 3235, Denver, Colorado 80202; and,

THE JADE PARTNERSHIP INTERNATIONAL, INC., (JPI), a corporation registered in the State of Delaware, having offices at 9055 Huntcliff Trace, Atlanta, Georgia 30350.

WHEREAS:
BTI, JPI et al, are parties to a Share Purchase Option Agreement (the Agreement) dated 31st October, 1997.

Pursuant to Clause 4 of the Agreement, JPI has the power of attorney to act on and to deal with all matters relative to or arising from the Agreement on behalf of the other parties, excluding BTI. Pursuant to Clause 6 and to Clause 7 of the Agreement, BTI and JPI wish to agree to waive, vary and amend certain provisions of the Agreement.

IT IS HEREBY AGREED AS FOLLOWS:
Definitions in this Agreement shall have the same meanings as Definitions in the Agreement.

In consideration of the mutual obligations, undertakings and other benefits hereby delivered and received, the sufficiency of which is acknowledged by the parties hereto, then:

1. Pursuant to subclause 7.1.3 of the Agreement, BTI agrees to amend the maximum number of shares of common stock in BTL which shall be issued and outstanding at Completion from TEN MILLION ONE HUNDRED THOUSAND (10,100,000), to SIXTEEN MILLION (16,000,000).

2. Pursuant to Subclause 6.1.5 of the Agreement, JPI agrees to waive the condition precedent under which the Company shall have completed or shall be in a position to complete at Completion the sale of such number of shares of its common stock at a price not less than FIVE DOLLARS ($5) per share so as to generate the sum of FOUR MILLION DOLLARS ($4,000,000) net of all costs, expenses, commissions and fees paid or incurred relative thereto.

3. In consideration of JPI having agreed to the waiver pursuant to Clause 2 hereof, BTI undertakes at Completion to purchase debt incurred by BTL, whether actual or contingent, to a maximum of ONE MILLION DOLLARS ($1,000,000), and shall pay for such debt by the issue of ordinary shares of its common stock at a value equal to the closing inside bid price the day on which the purchase of said debt is made.

4. BTI and JPI both agree to change the Effective Date from 30th June, 1998 to 31st March 1999.

5. All other terms and conditions of the Agreement shall, mutatis mutandis, remain in full force and effect.

6. This Agreement shall be governed by and construed in accordance with the laws of England and Wales and the parties do hereby submit themselves exclusively to this jurisdiction.

AS WITNESS the hands of the parties the day and year first written above.

Signed:______________________________
Barry J. Muncaster, C. E. O.
Duly authorised for and on behalf of

BIOPROGRESS TECHNOLOGY, INC.

Signed:______________________________
James T. C. Longley, Director and C. F. O.
Duly authorised for and on behalf of
THE JADE PARTNERSHIP INTERNATIONAL, INC.